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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                       Date of Report: October 9, 1998


                           APS HOLDING CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                     0-22318                  76-0306940
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                     15710 JOHN F. KENNEDY BLVD., SUITE 700
                            HOUSTON, TEXAS 77032-2347
                    (Address of Principal Executive Offices)


                                (713) 507-1100
             (Registrant's telephone number, including area code)

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
ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On October 9, 1998 ("the Closing Date"), the United States Bankruptcy Court for the District of Delaware gave approval to APS Holding Corporation and its direct and indirect subsidiaries ("the Company") to sell nine distribution centers and 148 company-owned stores in two transactions.

On the Closing Date, General Parts, Inc. ("GPI"), which operates under the name CarQuest, purchased certain assets of eight distribution centers and 132 company-owned stores. The distribution centers are located in Albuquerque, New Mexico; Phoenix, Arizona; Salt Lake City, Utah; Denver, Colorado; Great Bend, Kansas; Omaha, Nebraska; Indianapolis, Indiana; and Winchester, Virginia. GPI also acquired assets of certain additional stores in Arkansas, Pennsylvania, Oklahoma and Texas.

The purchased assets included inventory, accounts receivable, equipment and other fixed assets and contract rights. GPI purchased the real property constituting the distribution centers in Albuquerque and Denver and the company-owned store in Warrenton, Virginia. Additionally, GPI assumed leases or entered into subleases with respect to the other distribution centers and certain of the stores.

The purchase price paid by GPI on the Closing Date was approximately $80 million in cash, of which approximately $4.0 million is held in escrow for possible post-closing adjustments. The agreement provides for additional payments after the Closing Date and for other post-closing adjustments resulting from physical counts of inventory and other post-closing determinations. The purchase price is less than the carrying value of the tangible and related intangible assets that were sold, resulting in a loss for financial reporting purposes.

On the Closing Date, BWP Distributors, Inc. ("BWP"), which also operates under the name CarQuest, purchased certain assets of one distribution center in Philadelphia, Pennsylvania and 16 company-owned stores serviced by this distribution center.

The purchased assets included inventory, accounts receivable, equipment and other fixed assets and contract rights. BWP purchased the real property constituting the company-owned store in Bethlehem, Pennsylvania. Additionally, BWP assumed leases relating to the Philadelphia distribution center and assumed leases or entered into subleases with respect to certain of the stores.

The purchase price paid by BWP on the Closing Date was approximately $10 million in cash, of which approximately $.5 million is held in escrow for possible post-closing adjustments. The agreement provides for additional payments after the Closing Date and for other post-closing adjustments resulting from physical counts of inventory and other post-closing determinations. The purchase price is less than the carrying value of the tangible and related intangible assets that were sold, resulting in a loss for financial reporting purposes.

With respect to each of the asset sale transactions described above, the Company entered into an agreement with the purchaser with respect to the provision by the Company of certain information services, and an affiliate of the Company entered into an agreement with the purchaser with respect to the license of certain trade names and related rights to the purchaser.

The proceeds from these asset sales have been or will be used to reduce the Company's bank debt and to pay expenses related to the transactions.

Certain pro forma financial information with respect to these transactions is provided pursuant to Item 7 below. In view of the matters set forth below and in
Item 5, the Company makes no representation as to the materiality of such information.

The assets sold or to be sold as reported in this Item 2 and in Item 5 represent a substantial portion of the Company's assets. The Company is continuing to seek purchasers for its remaining assets and anticipates filing a Plan of Reorganization that will seek to wind down the business in an orderly fashion under Chapter 11 of the Bankruptcy Code.

ITEM 5.     OTHER EVENTS

In addition to the sales of assets reported under Item 2 above, the Company has effected the following sales of assets:

      (i) On September 18, 1998, the Company sold certain assets of its distribution center in Ocala, Florida to The Parts Source, Inc. for approximately $5.9 million in cash, subject to provisions for additional post-closing payments and other post-closing adjustments; and

      (ii) On October 13, 1998, the Company sold certain assets of its distribution center in Monroe, Louisiana to Rankin Automotive Group, Inc. for approximately $5.8 million in cash, subject to provisions for additional post-closing payments and other post-closing adjustments.

On October 22, 1998, the Company entered into an agreement with W.E. Lahr Company for the sale of certain assets of the Company's distribution center in Minneapolis, Minnesota for a cash purchase price estimated to be approximately $7.0 million. This sale is subject to approval of the Bankruptcy Court and certain other conditions.

On October 29, 1998, the Company entered into a letter of intent with David C. Barbeau and Michael L. Preston, who are Senior Vice Presidents of the Company, and E. Eugene Lauver, formerly a Senior Vice President and the General Counsel of the Company, with respect to the sale to a group to be formed by such individuals of the assets of approximately eight distribution centers and 132 stores. Any such transaction would be subject to the negotiation and execution of definitive agreements, the approval of the Bankruptcy Court and the Company's lenders, negotiation by such group of financing for the transaction and other conditions, and, accordingly, there can be no assurance that such transaction will be consummated.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (B)   PRO FORMA FINANCIAL INFORMATION

            F-1        Introduction

            F-2        Balance Sheet at July 25, 1998 (unaudited)

            F-3 Statements of Operations for the year ended January 31, 1998 and the six months ended July 25, 1998 (unaudited).

            F-5        Notes to unaudited Pro Forma Financial Statements

      (C)   EXHIBITS

            2.3 Asset Purchase Agreement between A.P.S., Inc. as seller and General Parts, Inc. as purchaser dated as of September 9, 1998.

            2.4 Asset Purchase Agreement between A.P.S., Inc. as seller and BWP Distributors, Inc. as purchaser dated as of September 9, 1998.

            2.5 Trademark License Agreement between APS Management Services, Inc. and BWP Distributors, Inc. dated as of October 9, 1998.

            2.6 Services Agreement between A.P.S., Inc. and BWP Distributors, Inc. dated as of October 9, 1998

            2.7 Trademark License Agreement between APS Management Services, Inc. and General Parts, Inc. dated as of October 9, 1998.

            2.8 Services Agreement between A.P.S., Inc. and General Parts, Inc. dated as of October 9, 1998.

            2.9 Amendment dated as of October 8, 1998 to the Asset Purchase Agreement between A.P.S., Inc. as seller and General Parts, Inc. as purchaser dated as of September 9, 1998.

            2.10 Amendment dated as of October 8, 1998 to the Asset Purchase Agreement between A.P.S., Inc. as seller and BWP Distributors, Inc. as purchaser dated as of September 9, 1998.

            10.1.33 Consent, dated as of October 8, 1998 to the Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 2, 1998.

            10.1.34 Third Amendment, Consent and Second Waiver dated as of October 9, 1998 to the Revolving Credit, Term Loan and Guarantee Agreement dated as of February 2, 1998.

            99.6       Press Release issued by the Company on October 9, 1998.

The schedules to the Agreements listed as Exhibits 2.3 and 2.4 are not included with these exhibits. Such schedules are identified in the Table of Contents contained in each of such Agreements. The Company will furnish to the Commission supplementally upon request a copy of any such schedule.

                           APS HOLDING CORPORATION
                    (OPERATING AS A DEBTOR-IN-POSSESSION)

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The unaudited pro forma consolidated balance sheet as of July 25, 1998 (the "Pro Forma Balance Sheet") and the unaudited pro forma consolidated statements of operations for the year ended January 31, 1998 and the six months ended July 25, 1998 (the "Pro Forma Statements of Operations") have been prepared to illustrate the estimated effect of the sale of nine distribution centers and 148 company-owned stores by the Company to GPI and BWP and related transactions, as if such transactions had occurred on July 25, 1998 for purposes of the Pro Forma Balance Sheet and as of the beginning of the year ended January 31, 1998 for purposes of the Pro Forma Statement of Operations. The adjustments include the use of approximately $90 million in proceeds to paydown borrowings outstanding under the Debtor in Possession Financing Facility ("DIP Financing") and the related reduction in interest expense. An additional $17 million in total proceeds is anticipated to be received from GPI and BWP for additional assets to be purchased as agreed upon on the Closing Date. The $17 million in proceeds is also shown as a paydown on the DIP Financing. The Pro Forma Balance Sheet has been adjusted to eliminate assets sold. Accordingly, the Pro Forma Statements of Operations also show the elimination of all revenues and expenses related to the sold locations. The loss presented on the Statement of Operations for the year ended January 31, 1998 may change as a result of potential post-closing adjustments to be made at a later date. The unaudited Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented.

                           APS HOLDING CORPORATION
                     (OPERATING AS DEBTOR-IN-POSSESSION)

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                    ------
                                (IN THOUSANDS)

                                                                                        PRO FORMA        PRO FORMA
                                                             JULY 25, 1998             ADJUSTMENTS     JULY 25, 1998
                                                             -------------            -------------    -------------
                                                                                        (Note 1)
                     ASSETS
Current assets:
  Cash and cash equivalents ..............................   $      11,832            $        --      $      11,832
  Accounts and notes receivable, less allowance of $18,383          98,792                  (27,777)          71,015
  Inventories ............................................         243,715                  (76,005)         167,710
  Prepaid expenses and other current assets ..............          36,334                     --             36,334
                                                             -------------            -------------    -------------
      Total current assets ...............................         390,673                 (103,782)         286,891

Property and equipment, less accumulated
  depreciation of $36,150 ................................          41,723                  (10,864)          30,859
Notes receivable, less current portion ...................          19,966                   (8,133)          11,833
Intangible assets, net ...................................          31,611                  (11,748)          19,863
Deferred costs and other assets ..........................          11,402                     --             11,402
                                                             -------------            -------------    -------------
                                                             $     495,375            $    (134,527)   $     360,848
                                                             =============            =============    =============

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Book overdrafts ........................................   $      10,682            $        --      $      10,682
  Current maturities of long-term debt ...................         263,034                 (107,003)         156,031
  Accounts payable .......................................           3,408                     --              3,408
  Accrued liabilities ....................................          47,740                     --             47,740
                                                             -------------            -------------    -------------
      Total current liabilities ..........................         324,864                 (107,003)         217,861
                                                             -------------            -------------    -------------
Long-term debt, less current maturities ..................           1,043                     --              1,043
Deferred income and other liabilities ....................           2,843                     --              2,843
                                                             -------------            -------------    -------------
      Total long-term liabilities ........................           3,886                     --              3,886
                                                             -------------            -------------    -------------
Liabilities subject to settlement under the
  reorganization case ....................................         195,179                     --            195,179
                                                             -------------            -------------    -------------
Commitments and contingencies ............................            --                       --               --
Redeemable preferred stock ...............................            --                       --               --

Stockholders' equity (deficit):
  Class A common stock ...................................             138                     --                138
  Class B common stock ...................................            --                       --               --
  Additional paid-in capital .............................         155,601                     --            155,601
  Accumulated deficit ....................................        (184,027)                 (27,524)        (211,551)
  Treasury stock, at cost ................................            (120)                    --               (120)
  Unrealized loss on available-for-sale securities .......            (146)                    --               (146)
                                                             -------------            -------------    -------------
      Total stockholders' equity (deficit) ...............         (28,554)                 (27,524)         (56,078)
                                                             -------------            -------------    -------------
                                                             $     495,375            $    (134,527)   $     360,848
                                                             =============            =============    =============

          The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                           APS HOLDING CORPORATION
                     (OPERATING AS DEBTOR-IN-POSSESSION)

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    ------
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 SIX MONTHS
                                                    ENDED          PRO FORMA       PRO FORMA
                                                JULY 25, 1998     ADJUSTMENTS     JULY 25, 1998
                                                -------------    -------------    -------------
                                                                    (Note 1)
Net sales ...................................   $     337,332    $    (132,902)   $     204,430
Cost of goods sold ..........................         240,689          (98,304)         142,385
                                                -------------    -------------    -------------
Gross profit ................................          96,643          (34,598)          62,045

Selling, general and administrative expenses          118,470          (35,410)          83,060
Reorganization expenses .....................           6,358             --              6,358
Asset impairment and restructuring charge ...           9,435             --              9,435
                                                -------------    -------------    -------------
Operating loss ..............................         (37,620)             812          (36,808)
Interest income .............................           1,838           (1,171)             667
Other income ................................             100             --                100
                                                -------------    -------------    -------------
Loss before interest expense and income taxes         (35,682)            (359)         (36,041)
Interest expense ............................          11,270           (4,569)           6,701
                                                -------------    -------------    -------------
Loss before income taxes ....................         (46,952)           4,210          (42,742)
Income tax provision ........................              70             --                 70
                                                -------------    -------------    -------------
Net loss ....................................   $     (47,022)   $       4,210    $     (42,812)
                                                =============    =============    =============
Basic and diluted loss per share ............   $       (3.41)                    $       (3.10)
                                                =============                     =============
Basic weighted average shares outstanding ...          13,790                            13,790
Dilutive impact of stock options ............            --                                --
                                                -------------                     -------------
Dilutive weighted average shares outstanding           13,790                            13,790
                                                =============                     =============

          The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements

                           APS HOLDING CORPORATION
                     (OPERATING AS DEBTOR-IN-POSSESSION)

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    ------
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           YEAR ENDED        PRO FORMA          PRO FORMA
                                                        JANUARY 31, 1998    ADJUSTMENTS    JANUARY 31, 1998
                                                        ---------------    -------------    ---------------
                                                                              (Note 1)
Net sales ...........................................   $       812,942    $    (293,760)   $       519,182
Cost of goods sold ..................................           553,596         (212,930)           340,666
                                                        ---------------    -------------    ---------------
      Gross profit ..................................           259,346          (80,830)           178,516

Selling, general and administrative expenses ........           276,943          (83,928)           193,015
Asset impairment and restructuring charge ...........            28,969             --               28,969
                                                        ---------------    -------------    ---------------
      Operating loss ................................           (46,566)           3,098            (43,468)

Interest income .....................................             5,300           (1,452)             3,848
Other income ........................................               200             --                  200
                                                        ---------------    -------------    ---------------
      Loss before writedown on available-for- sale
      securities, loss on disposal of assets,
      interest expense and income taxes .............           (41,066)           1,646            (39,420)
Writedown on available-for-sale securities ..........             1,916             --                1,916
Loss on disposal of assets ..........................              --             36,539             36,539
Interest expense ....................................            32,590           (9,149)            23,441
                                                        ---------------    -------------    ---------------
      Loss before income taxes and extraordinary item           (75,572)         (25,744)          (101,316)

Provision for income taxes ..........................            19,721             --               19,721
                                                        ---------------    -------------    ---------------
Net loss ............................................   $       (95,293)   $     (25,744)   $     (121,037)
                                                        ===============    =============    ===============
Basic and diluted loss per share ....................   $         (6.91)                    $        (8.78)
                                                        ===============                     ===============
Basic weighted average shares outstanding ...........            13,782                              13,782
Dilutive impact of stock options ....................              --                                  --
                                                        ---------------                     ---------------
Dilutive weighted average shares outstanding ........            13,782                              13,782
                                                        ===============                     ===============

               The accompanying notes are an integral part of the
             unaudited pro forma consolidated financial statements.

                            APS HOLDING CORPORATION
                     (OPERATING AS A DEBTOR-IN-POSSESSION)

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. PRO FORMA ADJUSTMENTS:

            The Pro Forma Balance Sheet is adjusted to reflect the sale of inventory, accounts receivable, notes receivable, equipment and other fixed assets to GPI and BWP. The use of approximately $107 million in proceeds received is shown as a pay down on current maturities of long-term debt. In addition, goodwill has been reduced by approximately $11.7 million for amounts associated with these sold locations.

            The Pro Forma Statement of Operations for the six months ended July 25, 1998 shows the elimination of revenues and expenses related to the sold locations. The Pro Forma Statement of Operations for the year ended January 31, 1998 also shows the elimination of revenues and expenses related to the sold locations as well as the estimated loss on the disposal of assets. The preliminary loss calculated on the disposal of assets includes the $11.7 million writedown of goodwill, as discussed above. In addition, the Pro Forma Statement of Operations for both periods presented shows the savings in interest expense associated with the repayment of debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          APS HOLDING CORPORATION

Date: October 30, 1998                    By: /s/ BETTINA M. WHYTE
                                                  Bettina M. Whyte, President
                                                  and Chief Executive Officer



Date: October 30,1998                     By: /s/ PETER D. FITZSIMMONS
                                                  Peter D. Fitzsimmons, Chief
                                                  Financial Officer and Acting
                                                  Chief Operating Officer